EXHIBIT 21

SUBSIDIARIES OF CASH AMERICA INTERNATIONAL, INC.

Subsidiaries	Jurisdiction of Incorporation/ Organization
Cash America Financial Services, Inc.	Delaware
Cash America Franchising, Inc.	Delaware
Cash America Global Financing, Inc.	Delaware
Cash America Global Services, Inc.	Delaware
Cash America Holding, Inc.	Delaware
Mr. Payroll Corporation	Delaware
Cash America, Inc.	Delaware
Cash America Advance, Inc.	Delaware
Cash America, Inc. of Louisiana	Delaware
RATI Holding, Inc	Texas
Cash America, Inc. of Alabama	Alabama
Cash America, Inc. of Alaska	Alaska
Cash America, Inc. of Colorado	Colorado
Cash America, Inc. of Illinois	Illinois
Uptown City Pawners, Inc	Illinois
Cash America, Inc. of Indiana	Indiana
Cash America, Inc. of Kentucky	Kentucky
Cash America, Inc. of Nevada	Nevada
Cash America, Inc. of North Carolina	North Carolina
Cash America, Inc. of Oklahoma	Oklahoma
Cash America, Inc. of South Carolina	South Carolina
Cash America, Inc. of Tennessee	Tennessee
Cash America, Inc. of Utah	Utah
Cash America, Inc. of Virginia	Virginia
Cash America Online Services, Inc	Delaware
Cash America Net Holdings, LLC	Delaware
Arizona Consumer Financial Solutions, LLC.	Delaware
Cash America Net of Alabama, LLC.	Delaware
Cash America Net of Alaska, LLC.	Delaware
Cash America Net of Arizona, LLC.	Delaware
Cash America Net of California, LLC.	Delaware
Cash America Net of Colorado, LLC.	Delaware
Cash America Net of Delaware, LLC.	Delaware
Cash America Net of Florida, LLC.	Delaware
Cash America Net of Hawaii, LLC.	Delaware
Cash America Net of Idaho, LLC.	Delaware
Cash America Net of Illinois, LLC.	Delaware
Cash America Net of Indiana, LLC.	Delaware
Cash America Net of Iowa, LLC.	Delaware
Cash America Net of Kansas, LLC.	Delaware
Cash America Net of Kentucky, LLC.	Delaware
Cash America Net of Louisiana, LLC.	Delaware
Cash America Net of Maine, LLC.	Delaware
Cash America Net of Michigan, LLC.	Delaware
Cash America Net of Minnesota, LLC.	Delaware
Cash America Net of Mississippi, LLC.	Delaware
Cash America Net of Missouri, LLC.	Delaware
Cash America Net of Montana, LLC.	Delaware

SUBSIDIARIES OF CASH AMERICA INTERNATIONAL, INC.

Subsidiaries	Jurisdiction of Incorporation/ Organization
Cash America Net of Nevada, LLC.	Delaware
Cash America Net of New Hampshire, LLC.	Delaware
Cash America Net of New Mexico, LLC.	Delaware
CashNetUSA CO, LLC.	Delaware
CashNetUSA OR, LLC.	Delaware
CashNetUSA NM, LLC.	Delaware
Cash America Net of North Dakota, LLC.	Delaware
Cash America Net of Ohio, LLC.	Delaware
Cash America Net of Oklahoma, LLC.	Delaware
Cash America Net of Oregon, LLC.	Delaware
Cash America Net of Rhode Island, LLC.	Delaware
Cash America Net of South Carolina, LLC.	Delaware
Cash America Net of South Dakota, LLC.	Delaware
Cash America Net of Texas, LLC.	Delaware
Cash America Net of Utah, LLC.	Delaware
Cash America Net of Virginia, LLC.	Delaware
Cash America Net of Washington, LLC.	Delaware
Cash America Net of Wisconsin, LLC.	Delaware
Cash America Net of Wyoming, LLC.	Delaware
CashEuroNet UK, LLC.	Delaware
CashNet CSO of Maryland, LLC.	Delaware
CashNetUSA of Florida, LLC.	Delaware
CNU DollarsDirect Canada Inc.	New Brunswick
CNU DollarsDirect Inc.	Delaware
CNU DollarsDirect Services Inc.	Delaware
DollarsDirect, LLC.	Delaware
Ohio Consumer Financial Solutions, LLC.	Delaware
Enova Financial Holdings, LLC.	Delaware
EGH Services, Inc.	Delaware
Cash America of Mexico, Inc.	Delaware
(See Mexican Structure set out below.)
Cash America of Missouri, Inc.	Missouri
Vincent’s Jewelers and Loan, Inc.	Missouri
Cash America Pawn, Inc. of Ohio	Ohio
Cashland Financial Services, Inc.	Delaware
Strategic Receivable Management Solutions, LLC.	Delaware
Doc Holliday’s Pawnbrokers & Jewellers, Inc.	Delaware
Longhorn Pawn and Gun, Inc.	Texas
Bronco Pawn & Gun, Inc.	Oklahoma
Gamecock Pawn & Gun, Inc.	South Carolina
Hornet Pawn & Gun, Inc.	North Carolina
Tiger Pawn & Gun, Inc.	Tennessee
Express Cash International Corporation.	Delaware
Florida Cash America, Inc.	Florida
Georgia Cash America, Inc.	Georgia
Ohio Neighborhood Finance, Inc.	Delaware

SUBSIDIARIES OF CASH AMERICA INTERNATIONAL, INC.

Subsidiaries	Jurisdiction of Incorporation/ Organization
Cash America Management L.P.	Delaware
Cash America Pawn L.P.	Delaware

Primary Innovations, LLC.	Delaware
Debit Plus Technologies, LLC.	Delaware
Primary Payment Solutions, LLC.	Delaware
Primary Credit Services, LLC.	Delaware
TrafficGen, LLC.	Delaware

Mexican Structure

Cash America of Mexico, Inc. (owns 80%), Capital International, S.á.R.L., a Luxemborg limited liability company (owns 10.8%), and an individual citizen of the United Mexican States (owns 9.2%) are shareholders of Creazione Estilo, S.A. de C.V., a Mexican sociedad anónima de capital variable (“Creazione”). Creazione owns a 53.24% interest in Apoyo Economicos de Pacifico, S.A. de C.V., which is not currently operating and is in the process of being liquidated.